Form N-SAR
Item 77O

Name of Registrant:     SunAmerica Seasons Series Trust

Name of Portfolio:      International Equity

Issuer:         Promina Group Ltd.

Years of Operation:                             3+

Underwriting Type:                              Firm

Offering Type:          U.S. Registered

Underwriter from whom Purchased:        Macquarie Equity Capital
					Markets, Ltd. MACQAR

Underwriting Syndicate Members:

Goldman Sachs Australia Pty, Ltd.
Macquarie Equtiy Capital Markets, Ltd.


Date Offering Commenced:        05/07/03

Date of Purchase:               05/12/03

Principal Amount of Offering:   1,057,000,000 Shares

Offering price: $1.12

Purchase price: $0.876

Commission, spread or profit:   $.03

Principal amount of purchases by all
investment companies advised by the
investment sub-adviser: 13,318 shares

Form N-SAR
Item 77O

Name of Registrant:     SunAmerica Seasons Series Trust

Name of Portfolio:      Mid Cap Value

Issuer:         Unumprovident Corp.

Years of Operation:                             3+

Underwriting Type:                              Firm

Offering Type:          U.S. Registered

Underwriter(s) from whom Purchased:        Morgan Stanley Co.
					Sandler Oneil Partners LP
					Keefe Bruyette & Woods, Inc.
					Fox Pitt
					Kelton, Ltd.
					Banc of America Securities LLC

Underwriting Syndicate Members:

Goldman, Sachs & Co.
Banc of America Securities LLC
Morgan Stanley
Deutsche Bank Securities
Merrill Lunch & Co.
SunTrust Robinson Humphrey

Date Offering Commenced:        05/01/03

Date of Purchase:               05/01/03

Principal Amount of Offering:   45,980,000 Shares

Offering price: $10.875

Purchase price: $10.875

Commission, spread or profit:   $.516

Principal amount of purchases by all
investment companies advised by the
investment sub-adviser: 1,600 Shares